EXHIBIT 10.1

                             AMENDED AND RESTATED
                                LOAN AGREEMENT

      THIS AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement") is made and entered into as of the 1st day of September, 2000, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO ("Bank"), a national banking association with its principal place of business at 120 South LaSalle Street, Chicago, Illinois 60603, and WELLS-GARDNER ELECTRONICS CORPORATION, ("Borrower"), an Illinois corporation with its principal place of business at 2701 North Kildare Avenue, Chicago, Illinois 60639.

                                  RECITALS:

      Borrower and Bank are parties to that certain Loan Agreement dated as of June 5, 1998 (the "Prior Agreement") pursuant to which Bank made available to Borrower an $8,000,000.00 revolving line of credit (the "Prior Credit Line") and a $3,350,000 term loan (the "Term Loan").

      Borrower has requested that Bank make available to Borrower an increased revolving line of credit (as more fully defined below, the "Revolving Credit") of up to $12,000,000.00.

      Pursuant to the Prior Agreement and this Agreement, at Borrower's request, Bank heretofore, now and from time to time hereafter may loan or advance monies, extend credit and/or extend other financial accommodations, to or for the benefit of Borrower.

      Subject to the foregoing, Borrower and Bank deem it to be in their best interests to, and this Agreement does, amend, restate and replace the Prior Agreement in accordance with the provisions hereof.

      NOW THEREFORE, in consideration of the foregoing Recitals, each of which is an integral part hereof, and the terms and conditions set forth herein and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of Borrower by Bank, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                          1.  DEFINITIONS AND TERMS

      1.1 When used herein, the words, terms and/or phrases set forth below shall have the following meanings:

      A. Borrower's Liabilities: all obligations and liabilities of Borrower to Bank (including, without limitation, all debts, claims, indebtedness and attorneys' fees and expenses as provided for in Paragraph 7.10 below) whether primary, secondary, direct, contingent, fixed or otherwise, including Rate Hedging Obligations (as defined in subparagraph H herein), heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement or the "Other Agreements" (hereinafter defined) or by operation of law or otherwise.

      B. Indebtedness: (i) indebtedness for borrowed money or for the deferred purchase price of property or services; (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) or
           (ii) above; and (iv) liabilities with respect to unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and in effect from time to time.

      C. LIBOR: the London Interbank Offered Rate, at any time and from time to time.

      D.   LIBOR Agreement:    the  Amended  and  Restated  London  Interbank
           Offered Rate Borrowing Agreement dated as of September 1, 2000, by and between Bank and Borrower.

      E. Other Agreements: all agreements, instruments and documents, including, without limitation, guaranties, mortgages, deeds of trust, notes, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, subordination agreements, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower and delivered to Bank.

      F. Persons: any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

      G. Prime Rate: the rate, at any time and from time to time, most recently published or announced by Bank as its prime rate, it being understood that such rate may not be Bank's lowest rate or most favorable rate of interest at any one time.

      H. Rate Hedging Obligations: any and all obligations of the Borrower, whether absolute or contingent, and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements designed to protect the Borrower from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to: interest rate swap agreements, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, floor or collar agreements, forward rate currency agreements or agreements relating to interest rate options, puts and warrants, and (ii) any and all agreements relating to cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

      1.2 Except as otherwise defined in this Agreement or the Other Agreements, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefor (if any) in the Illinois Uniform Commercial Code.

                                  2.  LOANS

      2.1 Subject to all of the terms and conditions hereinafter contained, Bank agrees to make available to Borrower a revolving line of credit (the "Revolving Credit") with a maximum aggregate principal amount at any one time outstanding of $12,000,000.00. Advances under the Revolving Credit, including without limitation, prior advances made under the Prior Credit Line, shall be made against and evidenced by a revolving note of Borrower of even date herewith (the "Revolving Note") and all such advances shall mature as therein provided. All advances under the Revolving Credit shall bear interest (computed for the actual number of days elapsed on the basis of a 360-day year) until maturity (whether by lapse of time, acceleration or otherwise) at the Prime Rate from time to time in effect or, at Borrower's option exercised in accordance with the LIBOR Agreement, the rate determined by adding 1.60% to LIBOR determined in accordance with the LIBOR Agreement. Interest on advances under the Revolving Credit shall be payable on the first day of each month during the term of the Revolving Credit commencing October 1, 2000. All outstanding principal and all accrued and unpaid interest on the Revolving Note, including without limitation all outstanding principal and all accrued and unpaid interest on the Prior Credit Line, shall be due and payable on August 31, 2003.

      (A) The Revolving Credit shall be subject to all of the terms hereof, may be availed of by Borrower from time to time, may be repaid by Borrower and availed of by Borrower again. All loan requests under the Revolving Credit shall be in multiples of $5,000.00 and in the minimum amount of $5,000.00. Any change in the interest rate on advances under the Revolving Credit resulting from a change in the Prime Rate shall be and become effective as of and on the date of the relevant change in the Prime Rate.

      (B)  The amount  and date  of each  advance  made under  the  Revolving
      Credit and the amount and date of each payment of principal and interest thereon shall be recorded by Bank on its books and records and the amount of principal and interest shown on the Bank's books and records as owing on the Revolving Note from time to time shall be prima facie evidence of the amount so owing. The failure to so record any amount or any error in so recording any such amount, however, shall not limit or otherwise affect Borrower's obligations hereunder or under the Revolving Note to repay the principal amount of the Revolving Credit together with all accrued interest thereon.

      (C)  Borrower shall give  Bank irrevocable telephonic  notice prior  to
      1:00 p.m. (Chicago time) on the date it requests that any advance be made to it under the Revolving Credit. Each notice shall be effective upon receipt by Bank and shall specify the amount and date of such advance. The proceeds of each advance under the Revolving Credit shall be made available to Borrower at the principal office of Bank. Borrower does hereby irrevocably confirm, ratify and approve all such advances by Bank and does hereby indemnify Bank against losses, liabilities and expenses (including court costs and attorneys' fees) and shall hold Bank harmless with respect thereto.

      2.2 Subject to all of the terms and conditions contained in the Prior Agreement, as amended and restated hereby, Bank loaned to Borrower
 $3,350,000 (the "Term Loan") evidenced by an installment note of Borrower dated June 5, 1998 (the "Installment Note"). Principal under the Installment Note shall bear interest (computed for the actual number of days elapsed on the basis of a 360-day year) until maturity (whether by lapse of time, acceleration or otherwise) at the Prime Rate from time to time in effect or, at Borrower's option exercised in accordance with the LIBOR Agreement, the rate determined by adding 2.25% to LIBOR from time to time determined in accordance with the LIBOR Agreement. Interest shall be paid on the first day of each month commencing on July 1, 1998. Interest and $55,833 in principal shall be paid on the first day of each month, in accordance with a five year amortization, commencing on February 1, 1999. All outstanding principal and all accrued and unpaid interest on the Installment Note shall be due and payable May 31, 2003. Any change in the interest rate under the Installment Note resulting from a change in the Prime Rate shall be and become effective as of and on the date of the relevant change in the Prime Rate.

      2.3 Loans made by Bank to Borrower pursuant to this Agreement shall be evidenced by notes or other instruments issued or made by Borrower to Bank. Except as otherwise provided in this Agreement or in any notes executed and delivered by Borrower to Bank in connection herewith, the principal portion of Borrower's Liabilities shall be payable by Borrower to Bank on the maturity date(s) described in any such note(s) (as the same may be amended or renewed). Borrower may prepay any loan before its maturity date without penalty, except for prepayment of any LIBOR Loan, which shall not be prepaid on a date other than the last day of its Interest Period. All costs, fees and expenses payable hereunder or under the Other Agreements shall be payable by Borrower to Bank on demand, in either case at Bank's principal place of business or such other place as Bank shall specify in writing to Borrower.

      2.4 Each loan made by Bank to Borrower pursuant to this Agreement or the Other Agreements shall constitute an automatic warranty and representation by Borrower to Bank that there does not then exist an "Event of Default" (as hereinafter defined) or any event or condition which with notice, lapse of time and/or the making of such loan would constitute an Event of Default.

                              3.  COMMITMENT FEE

      [INTENTIONALLY OMITTED.]

                             4.  NEGATIVE PLEDGE

      4.1 Borrower shall not, and shall not permit any of its subsidiaries to create, incur, permit, or suffer to exist any lien upon any of its property or assets, now owned or hereafter acquired, except for the following permitted liens: (a) pledges or deposits made to secure payment of worker's compensation insurance; (b) liens imposed by mandatory provisions of law, such as for materials, mechanics, warehouses and other liens arising in the ordinary course of business; (c) liens for taxes, assessments and governmental charges of levies imposed upon the Borrower's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided; (d) liens arising out of good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges, or deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or similar charges; and (e) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not impair the use of such property for the purposes intended, and none of which is violated by existing or proposed structures or land use.

                5.  WARRANTIES, REPRESENTATIONS AND COVENANTS

      5.1  Borrower warrants and represents to and covenants with Bank  that:
 (a) Borrower has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Other Agreements; (b) the execution, delivery and/or performance by Borrower of this Agreement and the Other Agreements shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in Borrower's Articles of Incorporation, By-Laws or similar document, or contained in any agreement, instrument or document to which Borrower is now or hereafter a party or by which it is or may be bound; (c) Borrower is now, and at all times hereafter shall be, solvent and generally paying its debts as they mature and Borrower now owns and shall at all times hereafter own property which, at a fair valuation, is greater than the sum of its debts; (d) Borrower is not and will not be, during the term hereof, in violation of any applicable federal, state or local statute, regulation or ordinance that in any respect materially and adversely affects its business, property, assets, operations or condition, financial or otherwise; (e) Borrower is not in default with respect to any indenture, loan agreement, mortgage, deed or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound; and (f) since December 31, 1999, there has been no material adverse change in the financial condition of Borrower and no change to the information reported in Part I, Item 3 of Borrower's Form 10-K for December 31, 1999, year end.

      5.2 Borrower warrants and represents to and covenants with Bank that Borrower shall not, without Bank's prior written consent thereto: (a) enter into any transaction not in the ordinary course of business which materially and adversely affects Borrower's ability to repay Borrower's Liabilities or any other obligations and liabilities of Borrower; (b) other than as specifically permitted in or contemplated by this Agreement or the Other Agreements, encumber, pledge, mortgage, sell, lease or otherwise dispose of or transfer, whether by sale, loan, distribution, merger, consolidation or otherwise, any of Borrower's assets; or (c) incur Indebtedness except for
 (i) renewals or  extensions of existing  Indebtedness and interest  thereon,
 (ii) Indebtedness that is unsecured, in an amount approved by Bank and to Persons who execute and deliver to Bank, in form and substance acceptable to Bank and its counsel, subordination agreements subordinating their claims against Borrower therefor to the payment of Borrower's Liabilities, and
 (iii) leases of new personal property which are for less than one year, or which are for more than one year provided that all such leases do not exceed, in the aggregate, $500,000.00 in outstanding total payments to maturity.

      5.3 Borrower warrants and represents to and covenants with Bank that Borrower shall furnish to Bank: (a) as soon as available but not later than ninety (90) days after the close of each fiscal year of Borrower, financial statements, which shall include, but not be limited to, balance sheets, income statements and statements of cash flow of Borrower prepared in accordance with generally accepted accounting principles, consistently applied, audited by a firm of independent certified public accountants selected by Borrower and acceptable to Bank; (b) as soon as available but not later than forty-five (45) days after the end of each quarterly fiscal period of Borrower, financial statements of Borrower, certified by Borrower to be prepared in accordance with generally accepted accounting principles, consistently applied, and to fairly present the financial position and results of operations of Borrower for such period (the "Quarterly Financial Statements"); (c) copies on the date of filing of all reports by Borrower to the Securities and Exchange Commission, including without limitation, all forms 8-K, 10-Q, 10-K, proxy statements and registration statements, and (d) such other data and information (financial and otherwise) as Bank, from time to time, may reasonably request.

      5.4 Borrower warrants and represents to and covenants with Bank that Borrower shall at all times maintain a "Tangible Net Worth" (as hereinafter defined) in excess of $8,000,000 plus 50% of "Net Income" (as hereinafter defined) earned during each year after 1998. As used herein, the term "Tangible Net Worth" shall mean the book value of the tangible assets of Borrower as determined in accordance with generally accepted accounting principles, consistently applied, after subtracting therefrom the aggregate book value of any intangible assets of Borrower included on its balance sheet, including without limitation, prepaid expenses, goodwill and any other assets reasonably deemed intangible by Bank, minus the aggregate of all contingent and non-contingent liabilities of Borrower determined in accordance with generally accepted accounting principles, consistently applied. As used herein, the term "Net Income" shall mean the income after taxes of Borrower as reported each year in its audited financial statements.

      5.5 Borrower warrants and represents to and covenants with Bank that Borrower shall at all times maintain a ratio of the total liabilities of Borrower to Tangible Net Worth below 2.5 to 1, and a ratio of current assets of Borrower to current liabilities (including without limitation the balance outstanding at any such time under the Credit Line) of Borrower above 1.3 to 1.

      5.6 Borrower warrants and represents to and covenants with Bank that Borrower shall maintain the respective ratios of "Funded Debt" (as hereinafter defined) to "EBITDA" (as hereinafter defined) set forth below, measured as of the end of each calendar quarter as set forth below:


                        Calendar Quarters                 Funded Debt/EBITDA
         -----------------------------------------------  ------------------

         Calendar Quarter ending on September 30, 2000        7.5 to 1.0

         Calendar Quarters ending on December 31, 2000        5.0 to 1.0
           and March 31, 2001

         Calendar Quarters ending on June 30, 2001 and        4.5 to 1.0
           September 30, 2001

         All Calendar Quarters ending on and after            4.0 to 1.0
           December 31, 2001


      As used herein, the term "Funded Debt" shall mean the total outstanding amount of all bank debt (including without limitation all of Borrower's Liabilities), capital leases and similar obligations of Borrower, and the term "EBITDA" shall mean Borrower's earnings before interest, taxes, depreciation and amortization for the twelve month period ended on the date of determination, measured on a rolling four-quarter basis.

      5.7 Borrower covenants and agrees to use Bank as its primary depository, investment and disbursement point, maintaining demand deposit balances sufficient to cover the cost of non-credit services in accordance with Bank's determination. Borrower shall not maintain any depository, investment or disbursement accounts in the United States at any bank or financial institution other than Bank, except petty cash accounts located in cities other than Chicago and located in the same city with an office or facility operated by Borrower. Any such petty cash accounts at banks in cities in which Bank or other subsidiaries of Bank's shareholder operates a bank or branch shall be maintained at such bank or branch.

      5.8 Borrower warrants and represents to and covenants with Bank that the proceeds from the Revolving Credit shall be used for the working capital and general business needs of Borrower and the proceeds from the Term Loan was used for the acquisition of the coin door assets of Coin Controls, Inc.

                                 6.  DEFAULT

      6.1 The occurrence of any one of the following events shall constitute a default by the Borrower ("Event of Default") under this
 Agreement: (a) if Borrower fails to pay any scheduled principal or interest payment or fails, after ten days' written notice, to pay any other of Borrower's Liabilities when due and payable or declared due and payable (whether by scheduled maturity, required payment, acceleration, demand or otherwise); (b) if Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Agreement or any of the Other Agreements and such failure continues for thirty (30) days after notice thereof, except default under Sections 4 and 5 of this Agreement, which shall become Events of Default if not cured within ten (10) days of their occurrence, without notice; (c) occurrence of a default or Event of Default under any of the Other Agreements heretofore, now or at any time hereafter delivered by or on behalf of Borrower to Bank; (d) occurrence of a default or an event of default under any agreement, instrument or document heretofore, now or at any time hereafter delivered to Bank by any guarantor of Borrower's Liabilities or by any Person which has granted to Bank a security interest or lien in and to some or all of such Person's real or personal property to secure the payment of Borrower's Liabilities after the expiration of any applicable cure period therein; (e) if any of Borrower's assets are attached, seized, subjected to a writ, or are levied upon or become subject to any lien, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors provided that in the case of any such condition existing as to assets which, in the aggregate, are not material in value to the Borrower's business, such condition shall not become an Event of Default unless such condition continues for thirty days;
 (f) if a notice of lien, levy or assessment is filed of record or given to Borrower with respect to all or any of Borrower's assets by any federal, state, local department or agency unless Borrower is contesting the liability for which such lien relates in good faith with adequate reserves;
 (g) if Borrower or any guarantor of Borrower's Liabilities becomes insolvent or generally fails to pay or admits in writing its inability to pay debts as they become due, if a petition under Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower or any such guarantor, if Borrower or any such guarantor shall make an assignment for the benefit of creditors, if any case or proceeding is filed by or against Borrower or any such guarantor for its dissolution or liquidation, or if Borrower or any such guarantor is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; (h) the dissolution of Borrower, or the death or incompetency of any Guarantor of Borrower's Liabilities; (i) the revocation, termination, or cancellation of any guaranty of Borrower's Liabilities without written consent of Bank; (j) if a contribution failure occurs with respect to any pension plan maintained by Borrower or any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or controlled group of trades or businesses (as described in Sections 414(b) and (c) of the Internal Revenue Code of 1986 or Section 4001 of ERISA) sufficient to give rise to a lien under Section 302(f) of ERISA;
 (k) if Borrower or any guarantor of Borrower's Liabilities is in default in the payment of any obligations, indebtedness or other liabilities to any third party and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; or (l) if any material statement, report or certificate made or delivered by Borrower, any of Borrower's partners, officers, employees or agents or any guarantor of Borrower's Liabilities is not true and correct.

      6.2 All of Bank's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

      6.3 Upon an Event of Default or the occurrence of any one of the events described in Paragraph 6.1, without notice by Bank to or demand by Bank of Borrower, Bank shall have no further obligation to and may then forthwith cease advancing monies or extending credit to or for the benefit of Borrower under this Agreement and the Other Agreements. Upon an Event of Default, without notice by Bank to Borrower, all of Borrower's Liabilities shall be immediately due and payable, forthwith.

                                 7.  GENERAL

      7.1 Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of Borrower's Liabilities, and Borrower agrees that Bank shall have the continuing exclusive right to apply and re-apply any and all such payments in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records.

      7.2 This Agreement and the Other Agreements shall be binding upon and inure to the benefit of the heirs, representatives, successors and assigns of Borrower and Bank.

      7.3 Bank's failure to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default by Borrower under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or the Other Agreements and no Event of Default by Borrower under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is by an instrument in writing, signed by an officer of Bank and directed to Borrower specifying such suspension or waiver.

      7.4 If any provision of this Agreement or the Other Agreements or the application thereof to any person, entity or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Agreements and the application of such provision to other Persons, or circumstances will not be affected thereby and the provisions of this Agreement and the Other Agreements shall be severable in any such instance.

      7.5 Borrower hereby appoints Bank as Borrower's agent and attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any agreement, instrument or document which Bank may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. All monies paid for the purposes herein, and all costs, fees and expenses paid or incurred in connection therewith, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand.

      7.6 Except as otherwise specifically provided in this Agreement, Borrower waives any and all notice or demand which Borrower might be entitled to receive by virtue of any applicable statute or law, and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any and all agreements, instruments or documents at any time held by Bank on which Borrower may in any way be liable.

      7.7 Except as otherwise provided in the Other Agreements, if any provision contained in this Agreement is in conflict with, or inconsistent with any provision in the Other Agreements, the provision of this Agreement shall control.

      7.8 The terms and provisions of this Agreement and the Other Agreements shall supersede any prior agreement or understanding of the parties hereto, and contain the entire agreement of the parties hereto with respect to the matters covered herein. This Agreement and the Other Agreements may not be modified, altered, or amended except by an agreement in writing signed by Borrower and Bank. This Agreement shall continue in full force and effect so long as any portion or component of Borrower's Liabilities shall be outstanding. All of Borrower's warranties, representations, undertakings, and covenants contained in this Agreement or the Other Agreements shall survive the termination or cancellation of the same. Should a claim ("Recovery Claim") be made upon the Bank at any time for recovery of any amount received by the Bank in payment of Borrower's Liabilities (whether received from Borrower or otherwise) and should the Bank repay all or part of said amount by reason of (1) any judgment, decree or order of any court or administrative body having jurisdiction over Bank or any of its property, or (2) any settlement or compromise of any such Recovery Claim effected by the Bank with the claimant (including Borrower), this Agreement and the security interests granted Bank hereunder shall continue in effect with respect to the amount so repaid to the same extent as if such amount had never originally been received by the Bank, notwithstanding any prior termination of this Agreement, the return of this Agreement to Borrower, or the cancellation of any note or other instrument evidencing Borrower's Liabilities. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof.

      7.9 This Agreement and the Other Agreements shall be governed and controlled by, and construed in accordance with, the internal laws of the State of Illinois applicable to contracts made and performed entirely in Illinois, without reference to any choice of law rule, or any principles of comity or any conflicts of law principles (whether of the State of Illinois or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Illinois.

      7.10 If at any time or times hereafter, whether or not Borrower's Liabilities are outstanding at such time, Bank: (a) employs counsel for advice or other representation, (i) with respect to this Agreement, the Other Agreements, or the administration of Borrower's Liabilities, (ii) to represent Bank in any litigation, arbitration contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Bank, Borrower or any other Person) in any way or respect relating to this Agreement, the Other Agreements, or Borrower's affairs, or (iii) with respect to any consideration of or attempts to enforce any rights of Bank against Borrower or any other Person which may be obligated to Bank by virtue of this Agreement or the Other Agreements; (b) takes any action with respect to administration of Borrower's Liabilities; and/or (c) attempts to or enforces any of Bank's rights or remedies under this Agreement or the Other Agreements, then, in any such event, the reasonable costs, fees and expenses incurred by Bank with respect to any and all of the foregoing, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand.

      7.11 BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS, INCLUDING WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY CONTROVERSY, DISPUTE OR QUESTION, IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR THE OTHER AGREEMENTS SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON AND PROPERTY BY, AND VENUE IN, ANY COURT OF COMPETENT JURISDICTION SITUATED IN THE CITY OF CHICAGO, STATE OF ILLINOIS (WHETHER IT BE A COURT OF SUCH STATE, OR A COURT OF THE UNITED STATES OF AMERICA SITUATED IN SUCH CITY AND STATE), AND IN CONNECTION THEREWITH, AGREES TO SUBMIT TO, AND BE BOUND BY, THE JURISDICTION AND VENUE OF SUCH COURT, ANY OBJECTION TO SUCH JURISDICTION AND VENUE BEING EXPRESSLY WAIVED HEREBY. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH.

      7.12 BORROWER  HEREBY   KNOWINGLY,   VOLUNTARILY,   AND   INTENTIONALLY
 IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER AGREEMENTS, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, (II) ARISING FROM ANY DISPUTE OR CONTROVERSY ARISING IN CONNECTION WITH OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, OR (III) ARISING OUT OF, UNDER OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF BORROWER OR BANK, AND AGREES THAT ANY SUCH ACTION, SUIT, COUNTERCLAIM OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.


 BORROWER:

 WELLS-GARDNER ELECTRONICS CORPORATION

 By:
     ----------------------------------

 Print or Type
 Name:
     ----------------------------------

 Its:
      ---------------------------------
      (If not signing as an individual)

      Accepted this ___ day of September, 2000, in the City of Chicago, State of Illinois.

 AMERICAN NATIONAL BANK AND
 TRUST COMPANY OF CHICAGO

 By:
     ----------------------------------

 Print or Type
 Name:
     ----------------------------------

 Its:
      ---------------------------------